UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	August 23, 2011
Date of earliest event reported:	August 18, 2011

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As expected, on August 18, 2011, Mr. Michael MacDonald, executive vice president and president of the global contract organization, entered into a non-compete agreement and a change in control agreement with OfficeMax Incorporated (the “Company”). With one exception, both agreements are identical to the agreements executed by Mr. Michael Lewis and described under the headings “Change in Control Agreement” and “Nondisclosure and Fair Competition Agreement” included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011. Such descriptions are included herein by reference with one exception. The definition of Competitor used in the noncompete provision in each description is amended and replaced in its entirety with the following:

“A “Competitor” is defined as an entity or person engaged in the sale or distribution of office supplies, office furniture, computer consumables, or related office products or services in North America.”

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreements, included as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Change in Control Agreement dated as of August 17, 2011 between the Company and Mr. MacDonald

Exhibit 99.2	Nondisclosure and Fair Competition Agreement dated as of August 15, 2011 between the Company and Mr. MacDonald

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 23, 2011

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Change in Control Agreement dated as of August 17, 2011 between the Company and Mr. MacDonald

Exhibit 99.2	Nondisclosure and Fair Competition Agreement dated as of August 15, 2011 between the Company and Mr. MacDonald